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                                                                Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2000 relating to the financial statements of Dyax Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Boston, Massachusetts
May 18, 2000